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                                                                     EXHIBIT (5)
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
                 FIRST UNION CORPORATION                 One First Union Center (0013)           225 Water Street (0585)
                 LEGAL DIVISION                         Charlotte, North Carolina 28288        Jacksonville, Florida 32202
(First           MARION A. COWELL, JR.                           704 374-6828                         904 361-3518
 Union           Executive Vice President                      Fax: 704 374-3425                    FAX: 904 361-3144
Logo Goes        General Counsel and
 Here)           Secretary
                 Reply to Charlotte Office
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                                                               December 10, 1996
Board of Directors
First Union Corporation
Charlotte, North Carolina 28288
Gentlemen:
     I have acted as counsel for First Union Corporation (the "Corporation") in connection with the registration on Form S-3 (the "Registration Statement") of
62,089 shares of the Corporation's Common Stock, $3.33 1/3 par value per share
(together with the rights attached thereto, the "First Union Common Shares"), which were acquired by the former stockholders of Taylor & Clark Insurance
Services, Incorporated ("T&C") in connection with the acquisition by the
Corporation of T&C on October 1, 1996.
     On the basis of such investigation as I deemed necessary, I am of the opinion that:
     (1) the Corporation has been duly incorporated and is validly existing under the laws of the State of North Carolina; and
     (2) the First Union Common Shares have been duly authorized and are validly issued, fully paid and nonassessable.
     I hereby consent to the use of my name under the heading "Validity of the
Shares" in the Prospectus included in the Registration Statement and to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, I do not hereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.
                                         Very truly yours,
                                         MARION A. COWELL, JR.